Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-100694, 333-70386, 333-51020, 333-50892, 333-94727, 333-07421 and 33-60151
of John H. Harland Company on Form S-8 of our report dated January 27, 2003, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2002.





/s/ Deloitte & Touche LLP
__________________________
DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 24, 2003